Exhibit 23.1

                       Consent of Wolf & Company, P.C.


           INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


      We consent to the incorporation by reference in the Registration Statement Number 333-75081 (dated March 24, 1999 on Form S-8) of Mystic Financial, Inc., of our report dated July 23, 2004, appearing in this Annual Report on Form 10-K of Mystic Financial, Inc. for the year ended June 30, 2004.


/s/ Wolf & Company, P.C.

Boston, Massachusetts
September 20, 2004